Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-196994, No. 333-200394, No. 333-220438 and No. 333-231915) on Form S-3 of Marathon Patent Group, Inc. and subsidiaries (collectively, the “Company”) of our report dated March 23, 2020, relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ RBSM LLP

RBSM LLP

Henderson, NV

March 23, 2020